IMMEDIATE RELEASE

TOWNSQUARE REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS
2015 Net Revenue Increases 18.0%

Greenwich, CT - February 26, 2016 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare," the "Company," "we," "us," or "our") announced today financial results for the fourth quarter and year ended December 31, 2015.

“In 2015, we delivered net revenue growth of 18%, driven by growth across all segments and the acquisition of North American Midway Entertainment (“NAME”). We believe our diversified strategy remains sound, demonstrated by the stability of our Local Advertising business and the outsized growth in our other businesses,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare. “In addition, we further diversified our business, with approximately half of revenue now derived from sources other than the sale of terrestrial radio advertising.”

Mr. Price continued, “2015 was an exciting year for Townsquare. We completed two strategic transactions, refinanced our capital structure, locking in long-term, favorable interest rates, and voluntarily repaid a portion of our term loan debt. On a pro forma basis, net revenue grew 5.4% in 2015 and both revenue and EBITDA were in line with the guidance that we provided at the start of 2015.”

Fourth Quarter Highlights
As compared to the fourth quarter of 2014:

•	Net revenue increased 20.6%

•	Local Advertising net revenue excluding political increased 3.5%

•	Live Events net revenue increased 298.7%

•	Other Media and Entertainment net revenue increased 44.1%

Full Year Highlights
As compared to 2014:

•	Net revenue increased 18.0%

•	Local Advertising net revenue excluding political increased 1.9%

•	Live Events net revenue increased 138.5%

•	Other Media and Entertainment net revenue increased 33.4%

•	Excluding NAME, net revenue and Adjusted EBITDA were $412.5 million and $93.7 million, respectively

•	Nearly 50% of pro forma net revenue was derived from sources other than the sale of terrestrial radio station advertising

Quarter Ended December 31, 2015 Compared to the Quarter Ended December 31, 2014

Net Revenue
Net revenue for the quarter ended December 31, 2015 increased $19.3 million, or 20.6%, to $113.0 million, as compared to $93.7 million in the same period last year. This was primarily due to a $16.1 million increase in Live Events net revenue, which was partially due to an increase in net revenue from the acquisition of NAME on September 1, 2015. Local Advertising net revenue decreased $0.4 million, or 0.4%, to $80.0 million, Live Events net revenue increased $16.1 million, or 298.7%, to $21.6 million and Other Media and Entertainment net revenue increased $3.5 million, or 44.1%, to $11.5 million. Excluding political revenue, net revenue increased $22.3 million, or 25.1%, to $111.2 million and Local Advertising net revenue increased $2.7 million, or 3.5%, to $78.1 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended December 31, 2015 decreased $2.9 million, or 12.2%, to $21.1 million, as compared to $24.0 million in the same period last year. The decrease was primarily related to a reduction in political revenue.

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Net Revenue
Net revenue for the year ended December 31, 2015 increased $67.3 million, or 18.0%, to $441.2 million, as compared to $373.9 million last year. This was primarily due to a $56.7 million increase in Live Events net revenue, partially due to an increase in net revenue from the acquisition of NAME on September 1, 2015 and the acquisition of WE Fest on October 31, 2014. Local Advertising net revenue increased $0.5 million, or 0.2%, to $303.1 million, Live Events net revenue increased $56.7 million, or 138.5%, to $97.7 million and Other Media and Entertainment net revenue increased $10.1 million, or 33.4%, to $40.4 million. Excluding political revenue, net revenue increased $72.6 million, or 19.8%, to $438.3 million and Local Advertising net revenue increased $5.7 million, or 1.9%, to $300.2 million.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2015 increased $2.5 million, or 2.6%, to $98.0 million, as compared to $95.5 million last year. The increase was primarily due to the acquisitions of NAME on September 1, 2015 and WE Fest on October 31, 2014.

Liquidity and Capital Resources
As of December 31, 2015, we had a total of $33.3 million of cash on hand and the total amount of revolving credit capacity available to us was $50.0 million under our credit facility. As of December 31, 2015, we had $598.8 million of outstanding indebtedness and $565.5 million of outstanding indebtedness net of cash, representing 5.8x and 5.5x gross and net leverage, respectively, based on the year ended December 31, 2015 pro forma Adjusted EBITDA of $102.6 million.

The table below presents a summary, as of December 31, 2015, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	9,946,354	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	4,894,480	No votes.[2]
Warrants	9,508,878	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $951.[3]
Total	27,372,196

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, have equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Segment Reporting
We have two reportable operating segments, which are Local Advertising and Live Events, and report the remainder of our business in an Other Media and Entertainment category. Our Local Advertising segment is composed of broadcast, digital and mobile advertising on our stations, streams, websites and mobile application. Our Live Events segment is composed of a diverse range of live events, which we create, promote and produce, including musical concerts, multi-day music festivals, fairs, consumer expositions and trade shows, athletic events, lifestyle events and other forms of entertainment. The Other Media and Entertainment business principally includes digital marketing services, national digital assets and other revenue.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter and full year 2015 financial results on Friday, February 26, 2016 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13628127. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through March 4, 2016. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13628127. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 309 radio stations and more than 325 local websites in 66 U.S. markets, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, a digital marketing solutions company serving approximately 8,000 small to medium sized businesses, and one of the largest digital advertising networks focused on music and entertainment reaching more than 60 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXL.com, TasteofCountry.com, Loudwire.com, JustJared.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share Data)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$33,298	$24,462
Accounts receivable, net of allowance of $2,114 and $3,350, respectively	60,143	61,151
Prepaid expenses and other current assets	9,766	6,416
Total current assets	103,207	92,029

Property and equipment, net	133,943	96,247
Intangible assets, net	517,979	505,839
Goodwill	292,953	242,300
Investments	5,049	484
Other assets	7,580	413
Total assets	$1,060,711	$937,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,549	$6,747
Current portion of long-term debt	171	1,293
Deferred revenue	17,496	14,299
Accrued expenses and other current liabilities	29,958	21,339
Accrued interest	4,910	9,245
Total current liabilities	62,084	52,923
Long-term debt, less current portion, (net of deferred financing costs of $9,962 and $9,636, respectively, and inclusive of bond premium of $0 and $7,203, respectively)	588,657	528,747
Deferred tax liabilities	35,233	10,507
Other long-term liabilities	11,297	973
Total liabilities	697,271	593,150

Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized, 9,946,354 and 9,457,242 shares issued and outstanding at December 31, 2015 and 2014, respectively	100	95
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized, 3,022,484 shares issued and outstanding at December 31, 2015 and 2014, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized, 4,894,480 shares issued and outstanding at December 31, 2015 and 2014, respectively	49	49
Total common stock	179	174
Additional paid-in capital	361,186	351,984
Retained (deficit) earnings	1,391	(8,439)
Accumulated other comprehensive income	44	—
Non-controlling interest	640	443
Total liabilities and stockholders’ equity	$1,060,711	$937,312

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Years Ended December 31,
	2015	2014	2013

Net revenue	$441,222	$373,892	$268,578
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	317,835	253,440	187,148
Depreciation and amortization	17,577	16,878	15,189
Corporate expenses	25,411	24,996	19,190
Stock-based compensation	4,278	37,739	—
Transaction costs	1,739	217	2,001
Change in fair value of contingent consideration	—	—	(1,100)
Impairment FCC licenses	1,680	—	—
Net (gain) loss on sale of assets	(12,029)	90	(36)
Total operating costs and expenses	356,491	333,360	222,392
Operating income	84,731	40,532	46,186

Other expenses:
Interest expense, net	35,979	46,502	35,620
Loss on extinguishment of debt	30,305	—	—
Other expense, net	277	111	115
Income (loss) before income taxes	18,170	(6,081)	10,451
Provision for income taxes	7,924	10,872	340
Net income (loss)	$10,246	$(16,953)	$10,111

Net income (loss) attributable to:
Controlling interests	$9,830	$(17,372)	$10,061
Non-controlling interests	416	419	50

Net income (loss) per share:
Basic	$0.58	$(1.41)
Diluted	$0.37	$(1.41)

Pro forma C Corporation data (unaudited):
Historical (loss) income before income taxes		$(6,081)	$10,451
Pro forma income tax (benefit) expense		(2,396)	4,118
Pro forma net (loss) income		$(3,685)	$6,333

Pro forma net (loss) income per share:
Basic		$(0.31)	$0.84
Diluted		$(0.31)	$0.37

Weighted average shares outstanding:	Actual	Pro Forma	Pro Forma
Basic	17,537	12,013	7,569
Diluted	27,724	12,013	17,078

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income (loss) attributable to:
Controlling interests	$9,830	$(17,372)	$10,061
Non-controlling interests	416	419	50
Net income (loss)	$10,246	$(16,953)	$10,111
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	17,577	16,878	15,189
Amortization of deferred financing costs	1,720	3,161	2,111
Deferred income tax expense	7,737	10,507	—
Provision for doubtful accounts	1,170	1,903	8
Stock-based compensation expense	4,278	37,739	—
Non-cash interest expense	—	1,796	392
Amortization of bond premium	(424)	(1,695)	(221)
Write-off deferred financing costs	9,348	—	—
Write-off of bond premium	(6,779)	—	—
Impairment FCC licenses	1,680	—	—
Net (gain) loss on sale of assets	(12,029)	90	(36)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,015)	(6,757)	(4,202)
Prepaid expenses and other assets	(6,805)	1,747	(5,183)
Accounts payable	33	(2,086)	385
Accrued expenses	1,657	(941)	5,140
Accrued interest	(4,335)	(166)	3,449
Other long-term liabilities	2,884	39	(939)
Net cash provided by operating activities	25,943	45,262	26,204
Cash flows from investing activities:
Payments for acquisitions, net of cash received	(76,213)	(26,076)	(276,799)
Acquisition of intangibles	(377)	(510)	—
Purchase of property and equipment	(14,724)	(13,531)	(9,526)
Proceeds from sale of assets	19,087	408	155
Proceeds from insurance settlement	450	—	—
Net cash used in investing activities	(71,777)	(39,709)	(286,170)
Cash flows from financing activities:
Proceeds from stock initial public offering and underwriters' overallotment shares	—	98,157	—
Offering costs	(92)	(3,219)	—
Underwriters' fees	—	(6,871)	—
Proceeds from option exercises	72	—	—
Repayment of long-term debt	(553,552)	(123,746)	(1,020)
Proceeds from issuance of long-term debt	620,000	10,000	287,019
Debt financing costs	(11,394)	(440)	(2,388)
Units repurchased	—	—	(159)
Cash distributions to non-controlling interest	(444)	(468)	—
Repayments of capitalized obligations	(159)	(151)	(144)
Net cash provided by (used in) financing activities	54,431	(26,738)	283,308
Net effect of foreign currency exchange rate changes	239	—	—
Net increase (decrease) in cash	8,836	(21,185)	23,342
Cash:
Beginning of period	24,462	45,647	22,305
End of period	$33,298	$24,462	$45,647

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OEPRATIONS BY SEGMENT
(in Thousands)

	Year Ended December 31,
($ in thousands)	2015	2014	2013
Statement of Operations Data:
Local Advertising net revenue	$303,130	$302,648	$229,653
Live Events net revenue	97,681	40,954	20,851
Other Media and Entertainment net revenue	40,411	30,290	18,074
Net revenue	441,222	373,892	268,578
Operating Costs and Expenses:
Local Advertising direct operating expenses	194,020	189,975	147,720
Live Events direct operating expenses	88,994	35,087	18,287
Other Media and Entertainment direct operating expenses	34,821	28,378	21,141
Station operating expenses, excluding depreciation, amortization and stock-based compensation	317,835	253,440	187,148
Depreciation and amortization	17,577	16,878	15,189
Corporate expenses	25,411	24,996	19,190
Stock-based compensation	4,278	37,739	—
Transaction costs	1,739	217	2,001
Change in fair value of contingent consideration	—	—	(1,100)
Impairment FCC licenses	1,680	—	—
Net (gain) loss on sale of assets	(12,029)	90	(36)
Total operating costs and expenses	356,491	333,360	222,392
Operating income	84,731	40,532	46,186
Other expense:
Interest expense, net	35,979	46,502	35,620
Loss on extinguishment of debt	30,305	—	—
Other expense, net	277	111	115
Total other expense	66,561	46,613	35,735
Income (loss) before income taxes	18,170	(6,081)	10,451
Provision for income taxes	7,924	10,872	340
Net income (loss)	$10,246	$(16,953)	$10,111

The following table summarizes pro forma net revenue and direct operating expenses broken out by segment for the years ended December 31, 2015, 2014 and 2013, respectively (dollars in thousands):

	Years Ended December 31,
	2015	2014	2013
Statement of Operations Data:
Local Advertising net revenue	$303,130	$302,648	$295,061
Live Events net revenue	159,342	144,735	129,172
Other Media and Entertainment net revenue	39,450	28,948	19,482
Net revenue	501,922	476,331	443,715
Operating Costs and Expenses:
Local Advertising direct operating expenses	193,794	189,677	184,600
Live Events direct operating expenses	145,335	125,019	111,675
Other Media and Entertainment direct operating expenses	34,821	28,378	21,768
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	373,950	343,074	318,043
Direct Profit	$127,972	$133,257	$125,672

The following table summarizes pro forma net revenue and direct operating expenses on a constant currency basis broken out by segment for the years ended December 31, 2015, 2014 and 2013, respectively (dollars in thousands):

	Years Ended December 31,
	2015	2014	2013
Statement of Operations Data:
Local Advertising net revenue	$303,130	$302,648	$295,061
Live Events net revenue	159,342	139,957	123,438
Other Media and Entertainment net revenue	39,450	28,948	19,482
Net revenue	501,922	471,553	437,981
Operating Costs and Expenses:
Local Advertising direct operating expenses	193,794	189,677	184,600
Live Events direct operating expenses	145,335	121,388	107,117
Other Media and Entertainment direct operating expenses	34,821	28,378	21,768
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	373,950	339,443	313,485
Direct Profit	$127,972	$132,110	$124,496

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit, Adjusted EBITDA and Free Cash Flow for the years ended December 31, 2015, 2014 and 2013, respectively (dollars in thousands):

	Actual
	Years Ended December 31,
	2015	2014	2013
Net income (loss)	$10,246	$(16,953)	$10,111
Provision for income taxes	7,924	10,872	340
Net loss on debt extinguishment	30,305	—	—
Interest expense	35,979	46,502	35,620
Transaction costs	1,739	217	2,001
Depreciation and amortization	17,577	16,878	15,189
Corporate expenses	25,411	24,996	19,190
Stock-based compensation	4,278	37,739	—
Change in fair value of contingent consideration	—	—	(1,100)
Impairment of FCC licenses	1,680	—	—
Other(a)	(11,752)	201	79
Direct Profit	123,387	120,452	81,430
Corporate expenses	(25,411)	(24,996)	(19,190)
Adjusted EBITDA	$97,976	$95,456	$62,240
Net cash interest expense	(38,978)	(43,361)	(31,392)
Capital expenditures	(14,724)	(13,531)	(9,526)
Cash paid for taxes	(622)	(446)	(493)
Free Cash Flow	$43,652	$38,118	$20,829
(a) Other includes net (gain) loss on sale of assets and other expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the years ended December 31, 2015, 2014 and 2013, respectively (dollars in thousands):

	Pro Forma
	Years Ended December 31,
	2015	2014	2013
Net income	$9,487	$4,493	$22,183
Provision for income taxes	7,337	2,921	14,424
Net loss on debt extinguishment	30,305	—	199
Interest expense	34,017	34,025	34,103
Transaction costs	1,739	217	2,001
Depreciation and amortization	25,353	28,558	31,868
Corporate expenses	25,411	24,996	21,912
Stock-based compensation	4,278	37,739	—
Change in fair value of contingent consideration	—	—	(1,100)
Impairment of FCC licenses	1,680	—	—
Other(a)	(11,636)	307	82
Direct Profit	127,971	133,256	125,672
Corporate expenses	(25,411)	(24,996)	(21,912)
Adjusted EBITDA	102,560	108,260	103,760
Constant currency adjustment	—	(1,147)	(1,176)
Adjusted EBITDA on a constant currency basis	102,560	107,113	102,584
(a) Other includes net (gain) loss on sale of assets and other expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA on a quarterly basis for the twelve months ended December 31, 2015 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2015
Net income (loss)	$2,764	$21,414	$(12,597)	$(2,094)	$9,487
Provision for income taxes	2,139	16,560	(9,743)	(1,619)	7,337
Net loss on debt extinguishment	—	288	30,017	—	30,305
Interest expense	8,529	8,530	8,496	8,462	34,017
Transaction costs	442	1,125	125	47	1,739
Depreciation and amortization	5,508	6,769	6,525	6,551	25,353
Corporate expenses	7,463	6,106	6,602	5,240	25,411
Stock-based compensation	—	2,875	1,403	—	4,278
Impairment FCC licenses	1,680	—	—	—	1,680
Other(a)	28	(11,926)	23	239	(11,636)
Direct Profit	28,553	51,741	30,851	16,826	127,971
Corporate expenses	(7,463)	(6,106)	(6,602)	(5,240)	(25,411)
Adjusted EBITDA	$21,090	$45,635	$24,249	$11,586	$102,560
(a) Other includes net (gain) loss on sale of assets and other expense, net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit, Adjusted EBITDA and Free Cash Flow (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other expense (net), interest expense, net loss on debt extinguishment, transaction costs, corporate expenses, net (gain) loss on sale of assets and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Free Cash Flow is defined as Adjusted EBITDA less net cash interest expense, capital expenditures and cash paid for taxes. Direct Profit, Adjusted EBITDA and Free Cash Flow do not represent, and should not be considered as alternatives to, net (loss) income or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit and Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit, Adjusted EBITDA and Free Cash Flow when determining discretionary bonuses.